Exhibit 3.43

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DELL REVOLVER COMPANY L.P.

This Certificate of Limited Partnership of Dell Revolver Company L.P. (the “Partnership”) is being executed and filed by the undersigned general partner to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, Delaware Code, Title 6, Chapter 17.

ARTICLE ONE

The name of the limited partnership formed hereby is “Dell Revolver Company L.P.”

ARTICLE TWO

The address of the registered office of the Partnership in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and its registered agent for service of process on the Partnership at such registered office shall be Corporation Service Company.

ARTICLE THREE

The name and business address of the sole general partner of the Partnership are Dell Equipment GP L.L.C., One Dell Way, Round Rock, Texas 78682.

ARTICLE FOUR

The address of the principal office in the United States where records of the partnership will be kept or made available is One Dell Way, Round Rock, Texas 78682.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership by and through a duly authorized officer thereof on July 13, 2005.

DELL EQUIPMENT GP L.L.C.

By:	/S/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.,
Vice President

STATE OF DELAWARE AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Dell Revolver Company L.P.

SECOND: Article Three of the Certificate of Limited Partnership shall be amended as follows:

“Article Three: The name and business address of the sole general partner of the Partnership are Dell Revolver GP L.L.C., One Dell Way, Round Rock, Texas 78682.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 15th day of November, 2011.

DELL REVOLVER GP L.L.C., General Partner

By:	/s/ Janet B. Wright

Name:	Janet B. Wright

Title:	Vice President and Assistant Secretary